                                                                      Exhibit n.


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated June 20, 2002, related to the statement of assets and liabilities of PIMCO California Municipal Income Fund II as of June 19, 2002 and the related statement of operations for the one day then ended, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 26, 2002